Exhibit 99.2

IIOT-OXYS, INC. AND HERELAB, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[Unaudited]

The following unaudited pro forma condensed combined balance sheet aggregates the balance sheet of IIOT-OXYS, Inc., a Nevada corporation (the “Company”) as of December 31, 2017 and the balance sheet of HereLab, Inc., a Delaware corporation (“HereLab”) as of December 31, 2017 accounting for the transaction as an acquisition with the issuance of an aggregate of 1,650,000 shares of common stock of the Company to the shareholders of HereLab in exchange for all of the outstanding common shares of HereLab and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was completed on January 11, 2018.

The following unaudited pro forma condensed combined statement of operations combines the results of operations of the Company for the year ending December 31, 2017 and the results of operations of HereLab for the period from inception (February 27, 2017) to December 31, 2017 as if the transaction had occurred at the beginning of the periods.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Company and HereLab. These pro forma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred at the end of the periods indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

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IIOT-OXYS, INC.

AND HERELAB, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

[Unaudited]

December 31, 2017

ASSETS

	IIOT-OXYS, Inc. 12-31-2017	HereLab, Inc. 12-31-2017		Pro Forma Increase (Decrease)	Pro Forma Combined

ASSETS:
Cash	$60,863	$119		$–	$60,982
Cash in Escrow	1,782	–		–	1,782
Accounts Receivable	39,800	3,000		–	42,800
Prepaid Insurance	14,778	–		–	14,778
Licensing Agreement	1,000			–	1,000
Investment in Subsidiary	–	–	[A]	1,650	–
		–	[B]	(1,650)
Total Assets	$118,223	$3,119		$–	$121,342

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES:
Accounts Payable	$13,357	$–		$–	$13,357
Credit Card Payable	201	–		–	201
Due to Stockholders	1,000	–		–	1,000
Income Tax Payable	–	3,332		–	3,332
Total Liabilities	$14,558	$3,332		$–	$17,890

STOCKHOLDERS’ EQUITY (DEFICIT):
Common Stock			[A]	1,650
	38,453	33	[B]	(33)	40,103
Additional Paid in Capital	584,431	2,673	[B]	(4,536)	582,568
Accumulated Deficit	(519,219)	(2,919)	[B]	2,919	(519,219)
Total Stockholders’ Equity (Deficit)	103,665	(213)		–	103,452
	$118,223	$3,119		$–	$121,342

See Notes To Unaudited Pro Forma Condensed Financial Statements.

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IIOT-OXYS, INC.

AND HERELAB, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

[Unaudited]

	IIOT- OXYS Inc. For the Year Ended 12-31-2017	HereLab, Inc. For the Period Since Inception (February 27, 2017) to 12-31-2017		Pro Forma Increase (Decrease)	Pro Forma Combined

Revenue	$39,800	$27,759	[C]	$(17,304)	$50,255

Cost of Sales	47,887	–		–	47,887
Gross (Loss) Profit	(8,087)	27,759		(17,304)	2,368

Expenses
Selling, General, and Administrative	106,467	13,609		–	120,076
Professional fees	396,027	–	[C]	(17,304)	378,723
Total Expenses	502,494	13,609		(17,304)	498,799

(Loss) Income from Operations	(510,581)	14,150		–	(496,431)

Other Income (Expense)
Interest Expense	(12)	–		–	(12)
Total Other Income (Expense)	(12)	–		–	(12)

Income (Loss) From Operations Before Taxes	(510,593)	14,150		–	(496,443)

Income Tax Expense	–	(3,332)		–	(3,332)

Net (Loss) Income from Continuing Operations	(510,593)	10,818		–	(499,775)
Discontinued Operations	–	–		–	–
Net (Loss) Income	$(510,593)	$10,818		$–	$(499,775)

Basic Net (Loss) Per Common Share (Note 4)					$(.02)

See Notes To Unaudited Pro Forma Condensed Financial Statements.

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IIOT-OXYS, INC.

AND HERELAB, INC.

NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

[Unaudited]

NOTE 1 – IIOT-OXYS, INC.

IIOT-Oxys, Inc. (“OXYS”) was incorporated in the State of Nevada on July 6, 2017. OXYS is currently devoting substantially all its efforts to identifying, developing and marketing engineered products, software and services for applications in the Industrial Internet which involves collecting and processing data collected from a wide variety of industrial systems and machines.

NOTE 2 – HERELAB, INC.

HereLab, Inc. (“HereLab”) was incorporated in the State of Delaware on February 27, 2017. The Company was only recently formed and is an applied Internet of Things (IoT) product and service design consultancy that focuses on innovative hardware and social impact design, which helps businesses and municipalities understand, better relate to and manage built and natural environments.

NOTE 3 - PROFORMA ADJUSTMENTS

On January 11, 2018, HereLab, Inc. was acquired by the Company pursuant to a Security Exchange Agreement. The agreement called for the Company to issue 1,650,000 shares of common stock to the shareholders of HereLab, Inc. for a controlling ownership interest of HereLab, Inc. in a transaction wherein HereLab, Inc. would became a wholly-owned subsidiary of the Company.

Proforma adjustments on the attached financial statements include the following:

[A]	To record the issuance of 1,650,000 shares of common stock pursuant to the Securities Exchange Agreement.

[B]	To eliminate the common stock accounts and the prior retained earnings of HereLab, Inc.

[C]	To eliminate the sales and expenses incurred between the Company and Herelab, Inc. during the fiscal year.

NOTE 4 - PROFORMA (LOSS) PER SHARE

The proforma (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented.

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